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                                                                     EXHIBIT 5.1

                                 March 18, 2004

Tenneco Automotive Inc.
500 North Field Drive
Lake Forest, Illinois 60045

         Re: Registration Statement on Form S-8
             2,000,000 Shares of Common Stock
             --------------------------------
Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission on March 18, 2004, relating to 2,000,000 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of Tenneco Automotive Inc. (the "Company") issuable pursuant to the Tenneco Automotive Inc. 2002 Long-Term Incentive Plan (As Amended and Restated Effective March 11, 2003) (the "Plan").

        I have acted as General Counsel to the Company and am familiar with the proceedings taken by the Company in connection with the authorization of the Plan. In addition, in rendering the opinions expressed herein, I have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as I have deemed necessary or appropriate. I have assumed the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to me as copies. I have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

        Based upon the foregoing, I am of the opinion that the Shares of Common Stock are duly authorized for issuance and, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

        I am admitted to practice law in the State of Illinois, and I express no opinion as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                                    Very truly yours,



                                     /s/ Timothy R. Donovan
                                    --------------------------------------------

                                    Timothy R. Donovan
                                    Executive Vice President, General Counsel and Managing Director - International Tenneco Automotive Inc.